UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

October 29, 2005

SAKS INCORPORATED

(Exact name of registrant as specified in its charter)

TENNESSEE	1-13113	62-0331040
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

750 Lakeshore Parkway Birmingham, Alabama	35211
(Address of principal executive offices)	(Zip Code)

(205) 940-4000

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On October 29, 2005 Saks Incorporated (the “Company”) and The Bon-Ton Stores, Inc. (“Buyer”) entered into a Purchase Agreement dated as of October 29, 2005 (the “Purchase Agreement”).

Pursuant to the Purchase Agreement, Buyer will purchase all of the outstanding equity interests of certain of the Company’s subsidiaries holding, directly or indirectly, the Company’s Northern Department Store Group (an operating division of the Saks Department Store Group), which operates stores under the business names “Carson Pirie Scott,” “Bergner’s,” “Boston Store,” “Herberger’s” and “Younkers” (the “Business”) for a purchase price of approximately $1.1 billion in cash (subject to adjustment based on changes in working capital and the final treatment of one store that requires landlord consent), plus the assumption of approximately $50 million of unfunded benefit liabilities and approximately $35 million of capital leases. The closing is expected to occur early in the Company’s first fiscal quarter of 2006 and will not occur prior to January 30, 2006.

The Purchase Agreement contains customary representations, warranties and covenants. The Company’s indemnification obligation for breach of representations and warranties will be subject to a $50,000 per claim deductible, an $11 million aggregate deductible, and an aggregate cap of 15% of the purchase price. Representations and warranties will generally survive until March 31, 2007. In addition, within specified periods prior to and after closing, the Company has agreed to deliver certain additional financial statements and other information, in each case relating to the Business.

The closing conditions include (a) Buyer having available to it the proceeds of the financing contemplated by a commitment letter with Bank of America, N.A. (or such other substitute financing in accordance with the Purchase Agreement), (b) expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, (c) no order of any governmental body restraining or prohibiting the consummation of the transaction, (d) performance by the Company and Buyer in all material respects of all covenants and agreements required by Purchase Agreement to be performed at or prior to the closing, (e) representations and warranties being true at closing except as would not have a material adverse effect and (f) evidence that (i) liens on the assets of the Business under the Company’s credit agreement and (ii) guaranties of the companies being sold to Buyer pursuant to the Purchase Agreement (and their subsidiaries), under the credit agreement and indentures, will be released.

Buyer will continue the employment of all employees of the Business, at a rate of compensation (base wages and base salary) that is at least the same as that to which such employees are entitled prior to closing for a period of at least one year thereafter. If specified employees of the Business become entitled to severance benefits under the Company’s Amended and Restated 2000 Change in Control and Material Transaction Severance Plan, as amended (the “Severance Pay Plan”), pursuant to the “change of control” provisions thereunder (giving effect to the treatment of the transactions contemplated by the Purchase Agreement as a “change of control” under the Severance Pay Plan), Buyer will provide to such employees the severance pay and other benefits provided under the Severance Pay Plan. Other employees of the Business who are involuntarily terminated within 12 months following the closing will receive from Buyer severance benefits that are at least equal to the severance pay and other benefits offered to comparably placed employees of Buyer. Buyer will provide to all retained employees of the Business, for a period of one year following the closing, benefits that are comparable, in the aggregate, to the benefits provided to those employees as of the closing (subject to certain exceptions).

Prior to closing, Buyer will be obligated to, with respect to the stores being sold, either (a) enter into a program agreement with Household Bank (SB), N.A. (now known as HSBC Bank Nevada, N.A.) that is acknowledged by Household Bank to satisfy the requirements of the Program Agreement between the Company and Household Bank (SB), N.A. dated as of April 15, 2003, as amended, or (b) purchase the accounts and

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account receivables associated with such stores from Household Bank for a specified price, plus a premium. Additionally, the Company and Buyer will enter into transition services agreements, a private brands agreement, a trademark license agreement, a software license agreement and a Club Libby Lu licensed department agreement in connection with the transaction.

A copy of the Purchase Agreement is attached to, and incorporated by reference in, this Current Report on Form 8-K as Exhibit 99.1. The foregoing description of the Purchase Agreement is qualified in its entirety by reference to the full text of the Purchase Agreement. A copy of the Company’s news release dated October 31, 2005 disclosing, among other things, that the Company and Buyer entered into the Purchase Agreement is attached to, and incorporated by reference in, this Current Report on Form 8-K as Exhibit 99.2.

The summary disclosure above and the Purchase Agreement attached as Exhibit 99.1 to this Current Report on Form 8-K are being furnished to provide information regarding the terms of the Purchase Agreement. No representation, warranty, covenant, or agreement described in the summary disclosure or contained in the Purchase Agreement is, or should be construed as, a representation or warranty by the Company to any investor or covenant or agreement of the Company with any investor. The representations, warranties, covenants and agreements contained in the Purchase Agreement are solely for the benefit of the Company and Buyer, may represent an allocation of risk between the parties, may be subject to standards of materiality that differ from those that are applicable to investors and may be qualified by disclosures between the parties.

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Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

	Exhibit	Description of Document
	99.1	Copy of Purchase Agreement between Saks Incorporated and The Bon-Ton Stores, Inc. dated as of October 29, 2005.*

	99.2	Copy of news release issued by the Company on October 31, 2005.

*	All schedules and exhibits to this Exhibit have been omitted in accordance with 17 CFR §229.601(b)(2). The registrant agrees to furnish supplementally a copy of all omitted schedules and exhibits to the Securities and Exchange Commission upon its request.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SAKS INCORPORATED

Date: November 3, 2005	/s/ George W. Carlis
Senior Vice President and Deputy General Counsel